EXHIBIT 1.1


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                         The Companies Acts 1985 - 1989

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                            COMPANY LIMITED BY SHARES
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                            MEMORANDUM OF ASSOCIATION

                                       of

                             Display.IT Holdings plc



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1. The name of the Company is Display.IT Holdings plc.1

2. The company is to be a public company.

3. The registered office of the Company will be situate in England and Wales.

4. The objects for which the Company is established are:2

   (1) To carry on the business of a holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities


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1 On 24 June 1996 the company changed its name from Law 737 Limited and re-
  registered as a public company under the name Display.IT Holdings plc.

2 Clause 3(1) was adopted by special resolution dated 20 June 1996.

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  or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

    (2) To carry on in any part of the world any other business or activity which may seem to the directors of the Company capable of being conveniently or advantageously carried on in connection with any of the above businesses or directly or indirectly to further or facilitate the objects of the Company or to enhance the value of or render more profitable any of the Company's property or assets.

    (3) To purchase, take on lease, or in exchange, hire or otherwise acquire, hold and manage any lands or buildings of freehold, leasehold or other tenure or any estate or interest therein, and any other property of any description, whether real or personal, and any easements privileges options or rights over through under the same or in connection therewith, and to develop, deal with and turn the same to account in all respects as may seem expedient.

    (4) To construct, erect, maintain, alter, replace, or remove any buildings, works, offices, erections, plant, machinery, tools or equipment as may seem desirable for any of the businesses of or in the interests of the Company, and to manufacture, buy, sell and generally deal in any plant, tools, machinery, goods or things of any description which may be conveniently or advantageously dealt with in connection with any of the Company's objects.



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    (5) Either with or without the Company receiving any consideration or advantage, direct or indirect, therefrom, to transfer by way of gift or at an undervalue or otherwise all or any part of the assets or property of the Company to or enter into any arrangement at an undervalue with any person including without prejudice to the generality of the foregoing any holding company subsidiary company or fellow subsidiary company; to waive or release, with or without consideration any rights of, or any debts liabilities or obligations owed to, the Company from any company including without prejudice to the generality of the foregoing any holding company subsidiary company or fellow subsidiary company.

    (6) Either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee, to guarantee by personal covenant or by mortgaging or charging all or any part of its undertaking, property and assets present and future and uncalled capital or by any combination of such methods or by any other means whatsoever the performance of the obligations (whether legally binding or not) and the payment of any moneys (including but not limited to capital or principal, premiums, dividends or interest, commissions, charges, discount and any costs or expenses relating thereto whether on any stocks, shares or securities or in any other manner whatsoever) by any company, firm or person including but not limited to any company which is for the time being the Company's holding company as defined by
        Section 736 of the Companies Act, 1985 (or any statutory amendment or re-enactment thereof from time to time) or a subsidiary of the Company or of the Company's holding company as so defined or any company, firm or person who is for the time being a member or otherwise has any interest in the Company or is associated with the Company in any business or venture or any other person firm or company whatsoever and for the purposes of this paragraph (6) any references to the guaranteeing of any obligations or payments shall be taken to include the giving of any indemnities in respect of any loss suffered by virtue of any failure to perform such obligations or make such payments.

    (7) To do research work and make experiments in connection with any business of the Company, and to apply for, purchase or otherwise acquire, protect, prolong, extend or renew and to hold in any part of the world any patents, patent rights, brevets d'invention, trademarks, licences, protections, concessions and intellectual property rights of whatever nature which may appear likely to be advantageous or useful to the Company, and to use and manufacture under or grant licences or privileges in respect of or sell or let the same or any interest therein, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire; to register any patent for any invention or any trademarks, designs or other industrial property rights.



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    (8) To adopt such means for making known any goods or services provided by the Company and keeping the same before the public as may be deemed expedient and in particular to employ advertising and public relations techniques of all kinds.

    (9) To acquire and undertake the whole or any part of the share capital, business, goodwill and assets of any company and as part of the consideration for such acquisition to undertake all or any of the liabilities of such company or to acquire an interest in, amalgamate or enter into any arrangement for sharing profits, or for co-operation or for limiting competition, or for mutual assistance, with any such company, and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, monies, assets, rights, debentures, debenture stock or other securities that may be agreed, and to hold and retain or sell, mortgage or otherwise deal with any shares, monies, assets, rights, debentures, debenture stock or other securities so received.

   (10) To establish or promote or concur in establishing or promoting any company the establishment or promotion of which shall be considered desirable in the interests of the Company and to subscribe for, underwrite, purchase or otherwise acquire and hold the shares, stocks, debentures, debenture stock or other securities and obligations of any such company.

   (11) To enter into partnerships or into any arrangement for sharing profits, union of interests, co-operation, reciprocal concessions, or otherwise, with any person or company carrying on business within the objects of the Company.

   (12) To sell, exchange, mortgage, let on rent, share of profit or otherwise, grant licences, easements, options and other rights over and in any other manner deal with or dispose of all or any part of the undertaking, property, assets, rights and effects of the Company for such consideration as may be thought fit and in particular for shares, stocks, debentures, debenture stock or other obligations or securities, whether fully or partly paid up, of any other company.

   (13) To vest any real or personal property, rights or interests acquired by or belonging to the Company in any company on behalf or for the benefit of the Company, with or without any declared trust in favour of the Company.

   (14) To invest and deal with the monies of the Company in any manner.

   (15) To borrow and raise money and secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages of or charges upon the undertaking and all or any part of the real and personal property (present and future) and the uncalled capital of the Company or by the creation and issue of debentures, debenture stock or other obligations or securities of any description.


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   (16) To lend and advance money or give credit or financial accommodation to any company on such terms as may seem expedient, and in particular to customers and others having dealings with the Company.

   (17) To acquire by original subscription, purchase or otherwise and to hold, realise, sell or otherwise dispose of shares (whether credited as paid up in full or in part), stock, debentures, debenture stock or other securities or obligations of any other company.

   (18) To draw, make, accept, endorse, discount, execute and issue cheques, promissory notes, bills of exchange, bills of lading, warrants, debentures, debenture stock and other negotiable or transferable instruments.

   (19) To apply for, promote, and obtain any Act of Parliament, charter, contract, decree, right, privilege, concession, licence or authorisation of any Government, State or municipality, Provisional Order or Licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company, or for any other purpose which may seem expedient, to carry out, exercise and comply with any such charter, contract, decree, right, privilege, concession, licence or authorisation and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

   (20) To enter into any arrangements with any governments organisations association clubs or authorities (supreme, municipal, local or otherwise) or any companies that may seem conducive to the objects of the Company or any of them.

   (21) To act as agents or brokers (but not as stock or share brokers) and as trustees for any company and to undertake and perform sub-contracts.

   (22) To remunerate any company rendering services to the Company, whether by cash payment or by the allotment of shares, debentures, debenture stock, or other securities of the Company credited as paid up in full or in part or otherwise.

   (23) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incidental to the promotion, formation and registration of or the raising of money for the Company or any other company or to contract with any other company to pay the same or the issue of its capital, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debentures, debenture stock or other securities of the Company or any other company.


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   (24) To establish and maintain or procure the establishment and maintenance of, any pension or superannuation funds or schemes (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, allowances and emoluments to any persons who are or were at any time in the employment or service of the Company, or any of its predecessors in business or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who may be or have been Directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and the wives, widows, families, relations and dependants of any such persons, and to establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated directly or indirectly to be for the benefit of, or to advance the interests and well-being of the Company or of any other company as aforesaid or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid.

   (25) To subscribe or guarantee money for charitable or benevolent objects, or for any exhibition, or for any public, general or useful object, or for any purpose likely directly or indirectly to further the objects of the Company.

   (26) To insure the life of any person or to insure against any accident to any person who may, in the opinion of the Directors, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

   (27) To procure the Company and any branch office of the Company to be registered or recognised in any part of the world.

   (28) To distribute among the members of the Company in kind any property of the Company (whether by way of dividend or otherwise) and in particular any shares, debentures, debenture stock or other securities belonging to the Company or of which the Company may have the power of disposing.

   (29) To do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others and either by or through agents, sub-contractors, trustees or otherwise.

   (30) To do all such things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

        And it is hereby declared that:


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        (i) The word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership, firm or other person or body of persons whether corporate or unincorporate, and whether domiciled in the United Kingdom or elsewhere, and,

       (ii) The objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no way be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company

5.  The liability of the members is limited.

6.3 The initial authorised share capital of the Company is (pound sterling)1,000 divided into 1,000 ordinary shares of (pound sterling)1 each. The shares in the original or any increased capital may be divided into several classes, and have attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.


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3 By special resolution dated 20 June 1996 the authorised share capital of the company was increased and sub-divided so that the authorised share capital is (pound)200,000 divided into 4,000,000 ordinary shares of 5p each. By special resolution dated 13 December 1996 the authorised share capital of the company was increased from (pound sterling)200,000 to (pound sterling)1,500,000 so that the authorised share capital of the company is (pound sterling)1,500,000 divided into 30,000,000 ordinary shares of 5p each.

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WE the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

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NAMES, ADDRESSES AND DESCRIPTIONS                               Number of Shares
OF SUBSCRIBERS                                                     taken by each
                                                                      Subscriber
                                                                      (in words)

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Huntsmoor Nominees Limited,                                                 One
Carmelite
50 Victoria Embankment
LONDON  EC4Y 0DX

Limited company

Diarmuid Cummins
For and on behalf of Huntsmoor Nominees Limited


Huntsmoor Limited,                                                          One
Carmelite
50 Victoria Embankment
LONDON  EC4Y 0DX

Limited company

Diarmuid Cummins
For and on behalf of Huntsmoor Limited


DATED the 25th day of April 1995
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WITNESS to the above signatures:
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Marion Williams

Carmelite
50 Victoria Embankment
LONDON  EC4Y 0DX

Clerk

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